UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 1997
Date of Report (Date of earliest event reported)

PRIME MOTOR INNS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware 								                   1-9311							     22-2754689
(State or other jurisdiction of 				(Commission			  		(I.R.S. Employer
incorporation or organization)     	 File Number) 					Identification No.)

c/o WHI
4243 Hunt Road
Cincinnati, Ohio  45242
(Address of principal offices, including zip code)

(513) 891-2920
(Registrant's telephone number, including area code)

Item 5. Other Events

The attached are Exhibits to the Form 8-K, which are Press Releases distributed on May 30, 1997 by the New York Stock Exchange and the Registrant.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


										              PRIME MOTOR INNS LIMITED PARTNERSHIP
														                     (REGISTRANT)
              										By: Prime-American Realty Corp.
											                 General Partner

Date: June 2, 1997						By:	/s/ S. Leonard Okin
                          		S. Leonard Okin
                     							Vice President



GLEN ROCK, NEW JERSEY, May 30 - Prime Motor Inns Limited Partnership announced today that in has been advised by the New York Stock Exchange that trading in the Partnership's units of limited partnership interest on the New York Stock Exchange will cease after Thursday June 19, 1997. The Partnership's units are being delisted by the New York Stock Exchange because the Partnership does not meet the Exchange's continued listing requirements based on, among other things, net income and market value of all outstanding Partnership units. Prime Motor Inns Limited Partnership is actively exploring the possibility of listing the Partnership units for trading on another securities exchange.


May 30, 1997

NEW YORK STOCK EXCHANGE TO SUSPEND, DELIST
PRIME MOTOR INNS LIMITED PARTNERSHIP

New York, May 30 - The New York Stock Exchange announced today that trading in the units of limited partnership interests in Prime Motor Inns L.P. - ticker symbol PMP - will be suspended before the opening of trading on Friday, June 20, 1997 or such earlier date as PMP commences trading in another securities marketplace, or information is received that PMP does not meet the listing requirements of the other securities marketplace. The Partnership has advised the NYSE that it is seeking to transfer the trading of its units to another securities marketplace. Following suspension, application will be made to the Securities and Exchange Commission to delist the issue.

The NYSE's action is based on the fact that the Partnership falls below the NYSE's continued listing criteria related to: net tangible assets available to common stock (less than $12 million) and average net income for the last three years (less than $600,000); aggregate market value of all outstanding shares of common stock (less than $12 million) and average net income for the last three years (less than $600,000); and aggregate market value of publicly held shares (less than $8 million).

The NYSE noted that in may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.